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                                                                    EXHIBIT 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 10, 2000, with respect to the financial statements of IZ.com Incorporated included in the Current Report on Form 8-K/A of PopMail.com, inc. filed on April 24, 2000 which is incorporated by reference in PopMail.com, inc.'s Registration Statement on Form S-3 expected to be filed with the Securities and Exchange Commission on or about August 14, 2000.



                                     ERNST & YOUNG LLP

San Diego, California
August 11, 2000



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